EXHIBIT 5
                      [Letterhead of McCarthy Tetrault]

Battle Mountain Canada Ltd.                                     October 16, 1996
Suite 2902
1 Adelaide Street East
Toronto, Ontario
M5C 2Z9

Gentlemen:

        As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Battle Mountain Canada Ltd., an Ontario corporation ("Battle Mountain Canada"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by Battle Mountain Canada of a maximum aggregate of 519,480 exchangeable shares of Battle Mountain Canada (the "Exchangeable Shares") to holders of options (the "BMG Options") to purchase shares of common stock, par value $0.10 per share, of Battle Mountain Gold Company, a Nevada corporation ("Battle Mountain") or, at the option of the holder, Exchangeable Shares issued in accordance with the Combination Agreement effective as of March 11, 1996 (the "Combination Agreement") between Battle Mountain and Hemlo Gold Mines Inc. (the former name of Battle Mountain Canada) in exchange for previously outstanding options to purchase common shares of Hemlo Gold Mines Inc., certain legal matters in connection with the 519,480 Exchangelable Shares subject to issuance pursuant to the BMG Options (the "Shares") are being passed upon for Battle Mountain Canada by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

        In our capacity as counsel to Battle Mountain Canada, we have examined Battle Mountain Canada's articles and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of Battle Mountain Canada, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

        On the basis of the foregoing, we are of the opinion that, upon the issuance of and payment for the Shares in accordance with the terms and provisions of the BMG Options, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
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                      [Letterhead of McCarthy Tetrault]

                                       -2-

                                                                October 16, 1996

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
                                                           Yours truly,

                                                           /s/ MCCARTHY TETRAULT